Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2010

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of September 30, 2010

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in Southern California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	56
Square feet owned (in thousands) (1)	14,290
Office leased rate as of September 30, 2010 (1)	88.9%
Office occupied rate as of September 30, 2010 (1) (2)	87.4%
Office leased rate as of September 30, 2010 (excluding 6 properties owned by an unconsolidated real estate fund)	89.9%
Office occupied rate as of September 30, 2010 (excluding 6 properties owned by an unconsolidated real estate fund) (2)	88.7%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of September 30, 2010	99.3%
Market capitalization (in thousands):
Total debt (3) (4)	3,830,193
Common equity capitalization (5)	2,722,265
Total market capitalization	6,552,458
Debt/total market capitalization	58.5%
Common stock data (NYSE:DEI):
Range of closing prices (6)	$13.27 - $17.69
Closing price at quarter end	$17.51
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	156,564
Shares of common stock outstanding on September 30, 2010 (in thousands) (8)	123,497

(1)
All properties are 100% owned except a 78,000 square foot property owned by a consolidated joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by an unconsolidated real estate fund.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Excludes one-third of the $18 million debt attributable to the noncontrolling interest in a consolidated joint venture; includes $178 million of debt attributable to the equity interests in unconsolidated real estate funds owned by our operating partnership (OP).

(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended September 30, 2010.
(7)	Diluted shares represent ownership in our company through shares of common stock, OP units and other convertible equity instruments.
(8)	This amount represents undiluted shares, and does not include OP units and other convertible equity instruments.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer PinnacleCare
Dr. Andrea L. Rich
Former President and Chief Executive Officer
Los Angeles Museum of Art (LACMA)
Former Executive Vice Chancellor and Chief Operating Officer University of California Los Angeles (UCLA)

Jordan L. Kaplan Chief Executive Officer and President Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Former Chief Executive Officer NHP Foundation	William Wilson III Managing Partner – Wilson Meany Sullivan, LLC Former Chairman – Cornerstone Properties, Inc.
Kenneth M. Panzer Chief Operating Officer Douglas Emmett, Inc.	Thomas E. O’Hern Senior Executive Vice President, Chief Financial Officer & Treasurer Macerich Company

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$835,407
Buildings and improvements	5,222,462	5,017,569
Tenant improvements and lease intangibles	576,761	534,084
Investment in real estate, gross	6,650,902	6,387,060
Less: accumulated depreciation	(856,767)	(688,893)
Investment in real estate, net	5,794,135	5,698,167

Cash and cash equivalents	281,681	72,740
Tenant receivables, net	1,921	2,357
Deferred rent receivables, net	46,937	40,395
Interest rate contracts	59,390	108,027
Acquired lease intangible assets, net	10,396	11,691
Investment in unconsolidated real estate funds	98,327	97,127
Other assets	27,542	29,428
Total assets	$6,320,329	$6,059,932

Liabilities
Secured notes payable	$3,658,000	$3,258,000
Unamortized non-cash debt premium	11,494	15,459
Interest rate contracts	159,918	237,194
Accrued interest payable	18,075	26,263
Accounts payable and accrued expenses	44,552	46,630
Acquired lease intangible liabilities, net	117,113	139,340
Security deposits	32,319	32,501
Dividends payable	12,350	12,160
Total liabilities	4,053,821	3,767,547

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,235	1,216
Additional paid-in capital	2,322,276	2,290,419
Accumulated other comprehensive income (loss)	(153,482)	(186,255)
Accumulated deficit	(370,007)	(312,017)
Total Douglas Emmett, Inc. stockholders' equity	1,800,022	1,793,363
Noncontrolling interests	466,486	499,022
Total equity	2,266,508	2,292,385
Total liabilities and equity	$6,320,329	$6,059,932

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009 (1)
Revenues:
Office rental:
Rental revenues	$101,509	$99,463	$298,951	$307,219
Tenant recoveries	12,087	8,059	26,275	23,159
Parking and other income	17,485	15,939	48,874	49,977
Total office revenues	131,081	123,461	374,100	380,355

Multifamily rental:
Rental revenues	15,824	15,980	47,602	48,174
Parking and other income	1,165	986	3,364	3,110
Total multifamily revenues	16,989	16,966	50,966	51,284

Total revenues	148,070	140,427	425,066	431,639

Operating Expenses:
Office expenses	43,441	38,691	116,753	115,668
Multifamily expenses	4,596	4,560	13,598	13,363
General and administrative	7,101	5,585	18,895	17,895
Depreciation and amortization	57,621	55,529	167,874	172,332
Total operating expenses	112,759	104,365	317,120	319,258

Operating income	35,311	36,062	107,946	112,381

Gain on disposition of interest in unconsolidated real estate fund	-	-	-	5,573
Other income (loss)	257	56	654	(451)
Loss, including depreciation, from unconsolidated real estate funds	(1,810)	(1,904)	(5,514)	(1,229)
Interest expense	(38,498)	(45,326)	(129,308)	(139,154)
Acquisition-related expenses	(3)	-	(295)	-
Net loss	(4,743)	(11,112)	(26,517)	(22,880)
Less: Net loss attributable to noncontrolling interests	847	2,306	5,343	4,725
Net loss attributable to common stockholders	$(3,896)	$(8,806)	$(21,174)	$(18,155)

Net loss per common share – basic and diluted (2)	$(0.03)	$(0.07)	$(0.17)	$(0.15)

Weighted average shares of common stock outstanding – basic and diluted (2)	123,077	121,486	122,356	121,548

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.

(2)
Basic and diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units and vested LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP), which are included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Funds From Operations (FFO)
Net loss attributable to common stockholders	$(3,896)	$(8,806)	$(21,174)	$(18,155)
Depreciation and amortization of real estate assets	57,621	55,529	167,874	172,332
Net loss attributable to noncontrolling interests	(847)	(2,306)	(5,343)	(4,725)
Gain on disposition of interest in unconsolidated real estate fund	-	-	-	(5,573)
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,068	3,366	9,445	7,934
FFO	$55,946	$47,783	$150,802	$151,813

Adjusted Funds From Operations (AFFO)
FFO	$55,946	$47,783	$150,802	$151,813
Straight-line rent adjustment	(2,134)	(2,249)	(6,542)	(6,674)
Amortization of acquired above and below market leases	(6,504)	(7,530)	(20,431)	(25,470)
Amortization of interest rate contracts and loan premium	1,770	3,716	8,600	11,229
Amortization of prepaid financing	506	483	1,336	1,573
Recurring capital expenditures, tenant improvements and leasing commissions	(10,398)	(6,839)	(26,243)	(20,126)
Non-cash compensation expense	1,893	1,226	9,010	4,992
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(497)	(870)	(1,747)	(2,136)
AFFO	$40,582	$35,720	$114,785	$115,201

Weighted average share equivalents outstanding - fully diluted	156,564	155,439	156,340	155,622
FFO per share- fully diluted	$0.36	$0.31	$0.96	$0.98
Dividends per share declared	$0.10	$0.10	$0.30	$0.30
AFFO payout ratio	38.31%	43.43%	40.63%	40.42%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of September 30,
	2010	2009
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,891,405	11,889,279
% leased	89.9%	91.8%
% occupied	88.6%	90.7%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.3%	99.4%

	Three months ended September 30,		% Favorable
	2010	2009	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$122,386	$123,461	(0.9)%
Total multifamily revenues	16,989	16,966	0.1
Total revenues	139,375	140,427	(0.7)

Total office expense	(39,840)	(38,691)	(3.0)
Total multifamily expense	(4,596)	(4,560)	(0.8)
Total property expense	(44,436)	(43,251)	(2.7)

Same Property NOI - GAAP basis	$94,939	$97,176	(2.3)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$114,844	$114,608	0.2%
Total multifamily revenues	16,121	16,085	0.2
Total revenues	130,965	130,693	0.2

Total office expense	(39,885)	(38,736)	(3.0)
Total multifamily expense	(4,596)	(4,560)	(0.8)
Total property expense	(44,481)	(43,296)	(2.7)

Same Property NOI - cash basis	$86,484	$87,397	(1.0)%

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three months ended September 30,
	2010	2009
Same property office revenues - cash basis	$114,844	$114,608
GAAP adjustments	7,542	8,853
Same property office revenues - GAAP basis	122,386	123,461

Same property multifamily revenues - cash basis	16,121	16,085
GAAP adjustments	868	881
Same property multifamily revenues - GAAP basis	16,989	16,966

Same property revenues - GAAP basis	139,375	140,427

Same property office expenses - cash basis	(39,885)	(38,736)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(39,840)	(38,691)

Same property multifamily expenses - cash basis	(4,596)	(4,560)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,596)	(4,560)

Same property expenses - GAAP basis	(44,436)	(43,251)

Same property Net Operating Income (NOI) - GAAP basis	94,939	97,176
Non-comparable office revenues	8,695	-
Non-comparable office expenses	(3,601)	-
Total property NOI - GAAP basis	100,033	97,176
General and administrative expenses	(7,101)	(5,585)
Depreciation and amortization	(57,621)	(55,529)
Operating income	35,311	36,062
Gain on disposition of interest in unconsolidated real estate fund	-	-
Other income (loss)	257	56
Loss, including depreciation, from unconsolidated real estate funds	(1,810)	(1,904)
Interest expense	(38,498)	(45,326)
Acquisition-related expenses	(3)	-
Net loss	(4,743)	(11,112)
Less: Net loss attributable to noncontrolling interests	847	2,306
Net loss attributable to common stockholders	$(3,896)	$(8,806)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of September 30, 2010 (unaudited and in thousands)

	Maturity Date (1)	Principal Balance		Variable Rate	Effective Annual Fixed Rate (2)		Swap Maturity Date (1)
Variable Rate Swapped to Fixed Rate:
Fannie Mae Loan I (3)	06/01/12	$293,000		DMBS + 0.60%	4.70%		08/01/11
Fannie Mae Loan II (3)	06/01/12	95,080		DMBS + 0.60%	5.78		08/01/11
Modified Term Loan (4)	08/31/12	545,000		LIBOR + 0.85%	5.75		12/01/10
Modified Term Loan (5)	08/31/12	322,500		LIBOR + 0.85%	4.98		08/01/11
Modified Term Loan (5)	08/31/12	322,500		LIBOR + 0.85%	5.02		08/01/12
Fannie Mae Loan III (3)	02/01/15	36,920		DMBS + 0.60%	5.78		08/01/11
Fannie Mae Loan IV (3)	02/01/15	75,000		DMBS + 0.76%	4.86		08/01/11
Term Loan (6)	04/01/15	340,000		LIBOR + 1.50%	4.77		01/02/13
Fannie Mae Loan V (3)	02/01/16	82,000		LIBOR + 0.62%	5.62		03/01/12
Fannie Mae Loan VI (3)	06/01/17	18,000		LIBOR + 0.62%	5.82		06/01/12
Term Loan (7)	10/02/17	400,000		LIBOR + 2.00%	4.45		07/01/15
Subtotal		2,530,000			5.08%	(2)

Variable Rate:
Modified Term Loan (8)	08/31/12	1,110,000		LIBOR + 0.85%	--		--
Wells Fargo Loan (9)	03/01/11	12,000		LIBOR + 1.25%	--		--
Subtotal		1,122,000
Consolidated total, net of portion attributable to noncontrolling interest in consolidated joint venture		3,652,000	(10)

Debt Attributable from Unconsolidated Real Estate Funds:
Term Loan (11)	08/18/13	178,193		LIBOR + 1.65%	5.52%		09/04/12
Total consolidated and unconsolidated debt		$3,830,193

(1)	As of September 30, 2010, the weighted average remaining life of our consolidated outstanding debt is 2.9 years, and the weighted average remaining life of the interest rate swaps is 1.3 years.
(2)
Includes the effect of interest rate contracts.  Based on actual/360-day basis and excludes amortization of loan fees.  The total consolidated effective rate on an actual/365-day basis is 5.15% at September 30, 2010.

(3)
Secured by four separate collateralized pools.  Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(4)	Secured by seven separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(5)	Secured by three separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(6)	Secured by four properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(7)	Secured by eight properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(8)	Secured by four separate collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(9)	This is an $18 million loan held by a consolidated entity in which our Operating Partnership owns a two-thirds interest.
(10)	Excludes the unamortized non-cash debt premium of $11,494 which represents the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.
(11)
This is a $365 million loan held by our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Secured by six properties in a cross-collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of September 30, 2010

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	13	1,390,822	9.7%
Olympic Corridor	5	1,097,921	7.7
Century City	3	915,980	6.4
Santa Monica	8	970,185	6.8
Beverly Hills	6	1,344,274	9.4
Westwood	2	396,807	2.8
San Fernando Valley
Sherman Oaks/Encino	11	3,181,042	22.3
Warner Center/Woodland Hills	3	2,855,871	20.0
Tri-Cities
Burbank	1	420,949	2.9
Honolulu	4	1,716,259	12.0
Total	56	14,290,110	100.0%

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 12,492,323 leased square feet, 1,593,005 available square feet, 93,431 building management use square feet, and 111,351 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS(1) as of September 30, 2010

Submarket	Percent Leased (2)	Annualized Rent (3)	Annualized Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	92.0%	$50,418,613	$40.02	$3.33
Olympic Corridor	84.9	31,064,824	34.18	2.85
Century City	97.6	33,568,898	38.51	3.21
Santa Monica (5)	93.2	47,141,962	53.12	4.43
Beverly Hills	89.3	47,780,283	41.50	3.46
Westwood	90.6	13,375,566	37.92	3.16
San Fernando Valley
Sherman Oaks/Encino	89.1	87,930,341	32.10	2.67
Warner Center/Woodland Hills	81.2	65,519,048	29.44	2.45
Tri-Cities
Burbank	100.0	14,099,515	33.49	2.79
Honolulu	90.5	48,511,424	33.12	2.76

Total / Weighted Average	88.9	$439,410,474	35.78	2.98

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended September 30, 2010			$0.02
- Office (per rentable square foot) for the nine months ended Septmber 30, 2010			$0.12

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)	Includes 209,724 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2010 (does not include 209,724 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 209,724 square feet with respect to signed leases not commenced) as set forth in note (2) above for the total.
(5)	Includes $1,301,533 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of September 30, 2010

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	99.3%	$22,193,402	$1,961
Santa Monica (2)	99.6	20,914,308	2,133
Honolulu	99.2	17,791,920	1,361
Total / Weighted Average	99.3	$60,899,630	1,781

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended September 30, 2010			$111
- Multifamily (per unit) for the nine months ended September 30, 2010			$268

(1)	Represents annualized monthly multifamily rental income under leases commenced as of September 30, 2010.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $308,340 of annualized rent as of September 30, 2010.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of September 30, 2010

	Number of Leases	Number of Properties	Lease Expiration (2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent (3)	Percent of Annualized Rent

Time Warner (4)	4	4	2013-2020	625,748	4.4%	$20,856,308	4.8%
William Morris Endeavor (5)	2	1	2014-2019	136,171	0.9	6,527,370	1.5
Bank of America (6)	14	10	2011-2018	157,594	1.1	6,326,877	1.4
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.3	5,725,351	1.3
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,446,387	1.0
Total	22	17		1,192,355	8.3%	$43,882,293	10.0%

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash base rent under leases commenced as of September 30, 2010.  The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019, and a 45,000 square foot lease expiring in December 2020.

(5) (6)
Includes a 2,000 square foot lease expiring in March 2014 and a 134,000 square foot lease expiring in June 2019.
The notable leases include two leases totaling 19,000 square feet expiring in January 2011, a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011, a 41,000 square foot lease expiring in January 2012, a 6,000 square foot lease expiring in May 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 23,000 square foot lease expiring in December 2015, and a 12,000 square foot lease expiring in March 2018; as well as a small ATM lease.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of September 30, 2010

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	439	18.0%
Financial Services	283	14.6
Entertainment	126	12.6
Real Estate	175	9.8
Accounting & Consulting	264	9.5
Health Services	316	8.3
Insurance	103	7.9
Retail	191	7.1
Technology	85	3.9
Advertising	62	2.9
Public Administration	57	2.2
Educational Services	18	1.2
Other	86	2.0
Total	2,205	100.0%

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

Douglas Emmett, Inc.	LEASE DISTRIBUTION (1) as of September 30, 2010

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent (3)	Annualized Rent as a Percent of Total

2,500 or less	1,140	51.7%	1,502,860		10.5%	$56,146,623	12.8%
2,501-10,000	776	35.2	3,791,200		26.5	136,503,907	31.1
10,001-20,000	190	8.6	2,671,783		18.7	95,662,063	21.8
20,001-40,000	73	3.3	1,996,514		14.0	69,671,764	15.8
40,001-100,000	20	0.9	1,191,003		8.3	43,861,869	10.0
Greater than 100,000	6	0.3	1,129,239		7.9	37,564,248	8.5
Subtotal	2,205	100.0%	12,282,599	(5)	85.9%	439,410,474	100.0%
Available	-	-	1,593,005		11.1	-	-
BOMA Adjustment (4)	-	-	111,351		0.8	-	-
Building Management Use	-	-	93,431		0.7	-	-
Signed leases not commenced	-	-	209,724		1.5	-	-
Total	2,205	100.0%	14,290,110		100.0%	$439,410,474	100.0%

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,492,323 leased square feet (includes 209,724 square feet with respect to signed leases not commenced), 1,593,005 available square feet, 93,431 building management use square feet, and 111,351 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2010 (does not include 209,724 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,600 square feet. Median is approximately 2,400 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS (1) as of September 30, 2010

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet (2)	Expiring Square Feet as a Percent of Total	Annualized Rent (3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot (4)	Annualized Rent Per Leased Square Foot at Expiration (5)

Available	-	1,593,005	11.1%	$-	- %	$-	$-
2010	162	421,326	2.9	13,983,491	3.2	33.19	33.20
2011	449	1,817,823	12.7	64,557,750	14.7	35.51	35.88
2012	420	1,805,765	12.6	63,202,062	14.4	35.00	36.70
2013	367	1,809,029	12.7	68,883,282	15.7	38.08	41.04
2014	273	1,530,977	10.7	53,401,448	12.1	34.88	38.81
2015	243	1,446,123	10.1	48,249,833	11.0	33.36	38.00
2016	114	1,034,562	7.2	35,432,930	8.1	34.25	39.00
2017	60	546,564	3.8	19,057,037	4.3	34.87	42.97
2018	36	407,152	2.9	18,485,832	4.2	45.40	56.26
2019	29	836,036	5.9	30,721,601	7.0	36.75	45.46
2020	34	337,765	2.4	11,917,204	2.7	35.28	43.76
Thereafter	18	289,477	2.0	11,518,004	2.6	39.79	49.74
BOMA Adjustment (6)	-	111,351	0.8	-	-	-	-
Building Management Use	-	93,431	0.7	-	-	-	-
Signed leases not commenced	-	209,724	1.5	-	-	-	-
Total/Weighted Average	2,205	14,290,110	100.0%	439,410,474	100.0%	$35.78	$39.73

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,492,323 leased square feet (includes 209,724 square feet with respect to signed leases not commenced), 1,593,005 available square feet, 93,431 building management use square feet, and 111,351 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2010 (does not include 209,724 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized base rent divided by leased square feet.
(5)	Represents annualized base rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of September 30, 2010

Submarket		Q4 2010		Q1 2011		Q2 2011		Q3 2011

West Los Angeles
Brentwood	Expiring SF	57,333		38,990		80,415		55,921
	Rent per SF(2)	$39.34		$34.68		$46.77		$35.17
Olympic Corridor	Expiring SF	29,065		77,702		35,935		40,019
	Rent per SF(2)	$26.42		$34.78		$34.31		$33.77
Century City	Expiring SF	33,261		19,328		50,193		33,505
	Rent per SF(2)	$39.33		$37.56		$39.96		$34.22
Santa Monica	Expiring SF	27,069		7,898		17,109		21,444
	Rent per SF(2)	$47.58		$53.90		$26.71		$44.36
Beverly Hills	Expiring SF	31,340		30,347		16,957		94,103
	Rent per SF(2)	$36.10		$41.55		$36.49		$45.46
Westwood	Expiring SF	14,479		9,824		15,186		21,925
	Rent per SF(2)	$36.85		$35.14		$35.98		$43.40
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	76,279		119,747		74,748		88,004
	Rent per SF(2)	$30.75		$30.42		$32.97		$33.20
Warner Center/Woodland Hills	Expiring SF	87,521		74,539		58,576		34,555
	Rent per SF(2)	$27.35		$30.38		$29.22		$32.71
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(2)	-		-		-		-
Honolulu	Expiring SF	64,979		79,844		55,024		54,463
	Rent per SF(2)	$30.23		$32.20		$34.60		$33.04
Total	Expiring SF	421,326	(3)	458,219	(4)	404,143	(5)	443,939	(6)
	Rent per SF(2)	$33.20		$33.37		$36.38		$37.16

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	As of September 30, 2010, 405,167 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2010.
(4)	As of September 30, 2010, 108,171 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2011.
(5)	As of September 30, 2010, 53,796 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2011.
(6)	As of September 30, 2010, 58,143 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2011.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended September 30, 2010

Total Gross Leasing Activity
Rentable square feet		680,794
Number of leases		190

Gross New Leasing Activity
Rentable square feet		203,959
Number of leases		70

Gross Renewal Leasing Activity
Rentable square feet		476,835
Number of leases		120

Net Absorption
Leased rentable square feet		(106,446)

Cash Rent Change (2)
Expiring Rate		$35.35
New/Renewal Rate		$31.12
Change		-12.0%

Straight-Line Rent Change (3)
Expiring Rate		$33.18
New/Renewal Rate		$32.05
Change		-3.4%

Weighted Average Lease Terms
New (in months)		54
Renewal (in months)		64

	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (4)	Costs	Costs
New leases	$24.92	$4.99
Renewal leases	$17.58	$3.14
Blended	$19.68	$3.63

(1)
All properties are 100% owned except a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest and 6 properties totaling 1.4 million square feet owned by our unconsolidated real estate funds.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.